Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 and S-1 (File No. 333-288622) of Mesa Air Group, Inc. of our report dated January 26, 2024, relating to the consolidated financial statements of Mesa Air Group, Inc., appearing in the Preliminary Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Preliminary Prospectus.

/s/ RSM US LLP

Phoenix, AZ

August 14, 2025

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